Exhibit 99.1

FOR IMMEDIATE RELEASE

COUNTY BANCORP, INC. TO HOST EARNINGS CONFERENCE CALL

Manitowoc, WI, January 10, 2020 – County Bancorp, Inc. (NASDAQ: ICBK), the parent company for Investors Community Bank, announced today that it will release financial results for the fourth quarter of 2019 after the market closes on January 23, 2020.

The company will host an earnings call at 8:30 AM CDT on January 24, 2020.  Timothy J. Schneider, President, and Glen L. Stiteley, Chief Financial Officer, will present.  Shareholders, analysts, and other interested parties are invited to join the call.

The earnings call will be broadcast at Investors.ICBK.com. In addition, investors may listen to ICBK’s earnings call via telephone by dialing (844) 835-9984 and asking to join the County Bancorp, Inc. call.  Investors should visit Investors.ICBK.com or call in to the dial-in number set forth above at least 10 minutes prior to the scheduled start of the call.

A replay of the earnings call and transcript will be available until January 25, 2021 at Investors.ICBK.com/QuarterlyResults.

About County Bancorp, Inc.

County Bancorp, Inc., a Wisconsin corporation and registered bank holding company founded in May 1996, and our wholly-owned subsidiary Investors Community Bank, a Wisconsin-chartered bank, are headquartered in Manitowoc, Wisconsin.  The state of Wisconsin is often referred to as “America’s Dairyland,” and one of the niches we have developed is providing financial services to agricultural businesses statewide, with a primary focus on dairy-related lending.  We also serve business and retail customers throughout Wisconsin, with a focus on northeastern and central Wisconsin.  Our customers are served from our full-service locations in Manitowoc, Appleton, Green Bay, and Stevens Point and our loan production offices in Darlington, Eau Claire, Fond du Lac, and Sheboygan.

Investor Relations Contact
Glen L. Stiteley
EVP - CFO, Investors Community Bank
Phone: (920) 686-5658
Email: gstiteley@icbk.com